UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0639000
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 1360
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock	The NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY STATEMENT

Reincorporation; Assumption of Registration Statement

This Amendment to Form 8-A is being filed pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to amend the Registration Statement on Form 8-A (File No. 001-35097) filed by the registrant with the Securities and Exchange Commission (the “SEC”) on June 3, 2011 to reflect the reincorporation of Emerald Oil, Inc. from the state of Montana to the state of Delaware (the “Reincorporation”) at 11:59 MST on June 11, 2014 (the “Effective Time”). At the Effective Time, Emerald Oil, Inc., a Montana corporation (“Emerald (MT)”), merged with and into Emerald Oil, Inc., a Delaware corporation (the “Company”), and a wholly owned subsidiary of Emerald (MT) (the “Merger”), with the Company continuing as the surviving entity under the name “Emerald Oil, Inc.” Immediately prior to the Effective Time, the Company had no assets and liabilities. The Reincorporation from Montana to Delaware was approved by the shareholders of Emerald MT at the Annual Meeting of Shareholders held on June 11, 2014, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

  As a result of the Merger, at the Effective Time each outstanding share of common stock, $0.001 par value per share, of Emerald MT was automatically converted into one share of common stock, $0.001 par value, of the Company.

In accordance with Rule 12g-3 of the Exchange Act, except as modified by this Amendment, the Company, as successor issuer to Emerald MT, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Exchange Act.  The applicable registration fees were paid at the time of the original filing of this Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference the description of the Common Stock contained in the section entitled “Proposal No. 4 – Consider and Vote Upon a Proposal to Allow Us to Change our State of Incorporation From Montana to Delaware” in Emerald (MT)’s definitive proxy statement on Schedule 14A, as filed with the SEC on April 24, 2014.

ITEM 2. Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation of Emerald Oil, Inc.*

3.2	Bylaws of Emerald Oil, Inc.*

4.1	Form of Common Stock Certificate *

* Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 12, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Emerald Oil, Inc.
(registrant)

Dated: June 12, 2014	By:	/s/ Paul Wiesner
	Name:	Paul Wiesner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation of Emerald Oil, Inc.*

3.2	Bylaws of Emerald Oil, Inc.*

4.1	Form of Common Stock Certificate *

* Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 12, 2014.